UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2019

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance and Change in Control Plan

On June 13, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Repligen Corporation (the “Company”), adopted the Repligen Corporation Named Executive Officer Severance and Change in Control Plan (the “Plan”), pursuant to which Jon Snodgres, our Chief Financial Officer, and Ralf Kuriyel, our Senior Vice President, Research and Development, may be eligible for certain severance benefits as eligible participants under the Plan.

In the event of a termination of employment by the Company without “Cause” or by an eligible participant for “Good Reason”, in each case, during the two-year period following “Change in Control” (as each such quoted term is defined in the Plan) and subject to the execution and effectiveness of a separation agreement including, among other things, a general release of claims in favor of the Company and related persons, Messrs. Snodgres and Kuriyel are eligible for the following severance payments and benefits under the Plan:

•

a lump sum cash payment equal to 1.5 times the sum of such eligible participant’s base salary plus target bonus for the year in which the termination occurs (less an amount equal to the dollar value of the monthly premiums paid by active employees for coverage under the Company’s group health plans multiplied by 18);

•	an amount equal to a pro rata portion of the eligible participant’s target bonus for the year in which the termination occurs;

•

if the eligible participant is enrolled in the Company’s group health plans immediately prior to the date of termination and elects COBRA coverage, a cash payment equal to the COBRA premiums for the eligible participant and his eligible dependents for 18 months after the date of termination; and

•

full vesting of all outstanding and unvested stock options and other time-based equity awards, and pro-rated accelerated vesting of all outstanding performance-based equity awards (with performance deemed to be met at target levels) based on the number of full months elapsed in the performance period through the date of termination.

In the event of a termination of employment by the Company for Cause or by an eligible participant for Good Reason at any time other than during the two-year period following a Change in Control, Messrs. Snodgres and Kuriyel are eligible for the following severance payments and benefits under the Plan, subject to the execution and effectiveness of a separation agreement including, among other things, a general release of claims in favor of the Company and related persons,:

•

an amount equal to 1.0 times of such eligible participant’s base salary (less an amount equal to the dollar value of the monthly premiums paid by active employees for coverage under the Company’s group health plans multiplied by 12), which amount shall be paid in substantially equal installments over 12 months following the date of termination;

•

if the eligible participant is enrolled in the Company’s group health plans immediately prior to the date of termination and elects COBRA coverage, a cash payment equal to the COBRA premiums for the eligible participant and his eligible dependents for 12 months after the date of termination; and

•

accelerated vesting of (i) 50% of all outstanding and unvested stock options, (ii) a pro-rata portion of all other outstanding and unvested time-based equity awards other than stock options, and (iii) a pro rata portion of all outstanding performance-based equity awards based on actual performance through the end of the applicable performance period.

The foregoing summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Employment Agreement of Tony J. Hunt

On June 15, 2019, the Company entered into the Second Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Tony J. Hunt, the Company’s Chief Executive Officer. The Employment Agreement supersedes and replaces the amended and restated employment agreement dated February 26, 2015, by and between the Company and Mr. Hunt.

Pursuant to the terms of the A&R Employment Agreement, Mr. Hunt will continue to receive an annual base salary of $685,000 and remains eligible to receive an annual performance bonus under the Company’s executive incentive compensation plans. The target amount of such bonus is initially equal to 80% of Mr. Hunt’s annual base salary; however, the actual bonus amount remains discretionary and subject to the Board of Directors’ assessment of Mr. Hunt’s performance as well as general business conditions at the Company.

The A&R Employment Agreement provides that in the event Mr. Hunt’s employment is terminated by the Company without “Cause” or by Mr. Hunt for “Good Reason” (as each such quoted term is defined in the A&R Employment Agreement), subject to the execution and effectiveness of a separation agreement including a general release of claims in favor of the Company and related persons, Mr. Hunt is entitled to the following severance payments and benefits:

•	an amount equal to Mr. Hunt’s base salary for one year, which amount shall be paid in substantially equal installments over one year following the date of termination;

•

accelerated vesting of (i) 50% of all unvested stock options and other equity awards subject to time-based vesting, (other than Mr. Hunt’s one-time, special long-term equity award consisting of 147,623 restricted stock units and an option to purchase 185,563 shares of the Company’s common stock (the “Special Award”)); and (ii) a pro-rata portion of all performance-based equity awards held by Mr. Hunt, based on actual performance through the end of the applicable performance period; and

•

if Mr. Hunt is enrolled in the Company’s group health plans immediately prior to the date of termination and elects COBRA coverage, a monthly cash payment equal to the COBRA premiums for Mr. Hunt and his eligible dependents for 12 months following termination.

The A&R Employment Agreement provides that, in the event of a “Change in Control” (as defined in the A&R Employment Agreement), vesting of the Special Award shall fully accelerate as of immediately prior to the Change in Control. In addition, if Mr. Hunt’s employment is terminated by the Company without Cause or by Mr. Hunt for Good Reason, which, in either event, occurs within 24 months following a Change in Control and subject to Mr. Hunt’s execution of a separation agreement including a general release of claims in favor of the Company and related persons, Mr. Hunt is entitled to the following severance payments and benefits in lieu of the severance payments and benefits described above:

•	a lump sum cash payment in an amount equal to two times the sum Mr. Hunt’s base salary plus target bonus;

•	an amount equal to a pro rata portion of Mr. Hunt’s target bonus for the year in which the termination occurs;

•

accelerated vesting of (i) 100% of all unvested stock options and other equity awards subject to time-based vesting (other than the Special Award), and (ii) a pro-rata portion of all performance-based equity awards (with performance deemed to be met a target levels) based on the number of full months elapsed in the performance period through the date of termination; and

•

if Mr. Hunt is enrolled in the Company’s group health plans immediately prior to the date of termination and elects COBRA coverage, a monthly cash payment equal to the COBRA premiums for Mr. Hunt and his eligible dependents for 18 months after the date of termination.

Under the A&R Employment, Mr. Hunt continues to be subject to non-competition restrictions that apply during his employment and for 12 months thereafter and is subject to non-solicitation restrictions that apply during his employment and for 24 months thereafter. The foregoing summary of the A&R Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the A&R Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

10.1	Repligen Corporation Named Executive Officer Severance and Change in Control Plan, effective as of June 13, 2019.

10.2	Second Amended and Restated Employment Agreement, dated as of June 15, 2019, by and between Repligen Corporation and Tony J. Hunt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: June 19, 2019	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer